Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Granite Construction Incorporated of our report dated March 30, 2021 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Granite Construction Incorporated's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
June 2, 2021